UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2020 (June 29, 2020)

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55880	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2027 W. Division Street, Suite 137 Chicago, Illinois	60622
(Address of principal executive offices)	(Zip Code)

                              (773) 683-1671

Registrant’s telephone number, including area code

8275 S. Eastern Avenue, Suite 200
                            Las Vegas, Nevada 89123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As of June 29, 2020, Black Cactus Global, Inc. (the “Company”) and Charteris, Mackie, Baillie and Cummins Limited (“CMBC”) entered into a waiver and agreement (the “Waiver Agreement”), pursuant to which the Company and CMBC agreed to close the following two pending licensing arrangements: (1) a non-exclusive license for a blockchain development software platform and related intellectual property  pursuant to a Software License Agreement (the “License Agreement”), dated August 24, 2019, between the Company and CMBC, and (2) an assignment of a non-exclusive software license for certain software and intellectual property licensed by CMBC to Benchmark Advisors Limited (“Benchmark”) pursuant to an Assignment Agreement, dated November 15, 2019, between the Company, and CMBC and Benchmark (the “Benchmark Assignment” and together with the License Agreement, the “CMBC License Agreements”).

The closings of the license and assignment pursuant to the CMBC License Agreements were subject to a number of conditions, most of which had not been satisfied on or before the date of the closings. Pursuant to the Waiver Agreement, CMBC, among other things, waived all of the conditions that had not been satisfied in order to consummate the closings of the license and assignment pursuant to the CMBC License Agreements.

As of June 29, 2020, as consideration for the licenses provided under License Agreement and in satisfaction of its payment obligations under the License Agreement, the Company authorized the issuance of 249,109,944 restricted shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to Black Cactus Holdings LLC, the designee of CMBC, to be issued in two certificates each in the name of “Black Cactus Holdings LLC”, as follows: (i) one certificate representing 174,109,944 shares of Common Stock, which shall be issued and delivered to Black Cactus Holdings LLC, and (ii) one certificate representing 75,000,000 shares of Common Stock, which shall be issued to Black Cactus Holdings LLC and shall be held in escrow by the Company until such time as certain shares of Common Stock have been cancelled on the certified shareholder records of the Company or as otherwise provided in the Waiver Agreement.

The foregoing description of the terms of the Waiver Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Wavier Agreement, which is filed as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeremy Towning as Chief Executive Officer

Jeremy Towning notified the Company that, effective as of June 29, 2020, he was resigning from his position as the Company’s Chief Executive.  Mr. Towning continues to serve as the Chief Financial Officer of the Company and as a member of the Company’s board of directors (the “Board”)

Appointment of Karyn Augustinus to the Board of Directors

In connection with the closing of the License Agreement, effective as of June 29, 2020, the Board, pursuant to its powers under the Company’s bylaws, appointed Karyn Augustinus as a member of the Board. Ms. Augustinus will serve as a director until the Company’s next annual meeting of shareholders and until her successor has been elected and duly qualified or until her death, resignation or removal. The Company has not determined whether Ms. Augustinus will serve on any Board committees.

A description of the Waiver Agreement between the Company and CMBC, pursuant to which Ms. Augustinus was appointed to the Board, is disclosed in item 1.01 above and is incorporated herein by reference.

Karyn Agustinus is a shareholder and director of CMBC. Pursuant to the CMBC License Agreements and the Waiver Agreement, the Company authorized the issuance of 249,109,944 restricted shares of the Company’s Common Stock to Black Cactus Holdings LLC, the designee of CMBC, as further described in Item 1.01 above. The 249,109,944 shares had an aggregate market value of approximately $1,245,549.72 based on a closing price of $0.005 on June 29, 2020. CMBC has an interest in such shares of Common Stock as the licensor under the License Agreement and as an affiliate of Black Cactus Holdings LLC and, therefore, Ms. Augustinus, as a shareholder and director of CMBC, is considered a related party as provided in Item 404(a) of Regulation S-K. Except for the previous described transaction, Ms. Augustinus is not party to any other transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Lawrence P. Cummins as Chief Executive Officer and to the Board of Directors

In connection with the closing of the License Agreement, effective as of June 29, 2020, and the terms of the Waiver Agreement, the Board, pursuant to its powers under the Company’s bylaws, appointed Lawrence P. Cummins, 58, as Chief Executive Officer and as a member of the Board. Lawrence P. Cummins will serve as a director until the Company’s next annual meeting of shareholders and until his successor has been elected and duly qualified or until his death, resignation or removal. Lawrence P. Cummins will serve as Chief Executive Officer of the Company until his successor has been appointed by the Board and duly qualified or until his death, resignation or removal. The Company has not determined whether Lawrence P. Cummins will serve on any Board committees. Lawrence P. Cummins will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position, as well as other duties as the Board reasonably determines.

Lawrence P. Cummins founded CMBC in 1999. His primary focus at CMBC has been the development of blockchain based commercial solutions using AI, machine learning, IoT, big data, analytics and predictive analysis for financial transactions that encompass both fiat and crypto currencies.

In 2015, Lawrence P. Cummins joined Black Cactus Holdings Pty Ltd as a director. In 2017, Lawrence P. Cummins joined Black Cactus Holdings LLC as a director.

From December 2017 to April 2018, Lawrence P. Cummins was Chief Executive Officer and a director of the Company. His primary focus at the Company was to build a customer base for software technology. He left the Company in April 2018 to pursue consultancy opportunities through his equity interest in CMBC.

A description of the Waiver Agreement between the Company and CMBC, pursuant to which Lawrence P. Cummins was appointed as Chief Executive Officer and to the Board, is disclosed in Item 1.01 above and is incorporated herein by reference.

Lawrence P. Cummins is the Founder, Managing Director, and a shareholder of CMBC and, therefore, he is considered a related party for the same reasons as provided for Ms. Augustinus above. Additionally, Lawrence P. Cummins owns all of the interests in Black Cactus Holdings LLC.  Except for the previous described transaction, Lawrence P. Cummins is not party to any other transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Lawrence C. Cummins as Vice President

In connection with the closing of the License Agreement, effective as of June 29, 2020, and the terms of the Waiver Agreement, the Board, pursuant to its powers under the Company’s bylaws, appointed Lawrence C. Cummins, 29, as Vice President, effective as of June 29, 2020. Lawrence C. Cummins will serve as Vice until his successor has been appointed by the Board and duly qualified or until his death, resignation or removal. Lawrence C. Cummins will perform the services and duties that are normally and customarily associated with the Vice President position, as well as other duties as the Board reasonably determines.

In 2015, Lawrence C. Cummins was a research grant assistant for the University of Illinois Chicago’s School of Design on a joint project with the National Aeronautics and Space Administration.

Lawrence C. Cummins joined CMBC as a Project Manager in 2016. His primary focus at CMBC is the design and development of CMBC’s web platforms.

From 2016 to 2017, Lawrence C. Cummins was a Project Manager of Black Cactus Holdings Pty Ltd where he managed the development and implementation of the music distribution platform.

From 2016 to 2017, Lawrence C. Cummins was a Media Design Manager at Nexstar Global, a joint venture between Milestone Group PLC, and Black Cactus Holdings Pty Ltd. His Focus at Nexstar Global was to develop Nexstar’s media publishing and distribution platform, as well as all branding related projects.

A description of the Waiver Agreement between the Company and CMBC, pursuant to which Lawrence C. Cummins was appointed as Chief Executive Officer and to the Board, is disclosed in item 1.01 above and is incorporated herein by reference.

Lawrence C. Cummins is a Project Manager of CMBC and the son of Lawrence P. Cummins and, therefore, he is considered a related party for the same reasons as provided for Lawrence P. Cummins above.  Except for the previous described transaction, Lawrence C. Cummins is not party to any other transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Family Relationships

Lawrence P. Cummins and Lawrence C. Cummins are father and son. There are no other family relationships between any of the Company’s directors or officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Waiver and Agreement, dated June 29, 2020, by and between Black Cactus Global, Inc. and Charteris, Mackie, Baillie and Cummins Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

Date: July 13, 2020	By:	/s/ Lawrence P. Cummins
	Name:	Lawrence P. Cummins
	Title:	Chief Executive Officer